EXHIBIT 10.5

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT, dated as of December 26, 2006 (this “Amendment”), to the Credit Agreement referred to below is by and among (a) THE PENN TRAFFIC COMPANY, a Delaware corporation, PENNY CURTISS BAKING COMPANY, INC., a New York corporation, and BIG M SUPERMARKETS, INC., a New York corporation (collectively referred to herein as “Borrowers” and individually as “Borrower”); (b) the other Credit Parties signatory hereto; (c) GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself, as Lender, and as Agent for Lenders; (d) JPMORGAN CHASE BANK, N.A., a national banking association, for itself, as Lender, and as Syndication Agent for Lenders; (e) THE CIT GROUP/BUSINESS CREDIT, for itself as Lender, and as Documentation Agent for Lenders; and (f) the other Lenders signatory hereto from time to time (collectively, the “Lenders”).

W I T N E S S E T H

WHEREAS, the Borrowers, Agent, and Lenders are parties to that certain Credit Agreement, dated as of April 13, 2005 (including all annexes, exhibits and schedules thereto, and as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Agent and Lenders have agreed to amend the Credit Agreement, in the manner, and on the terms and conditions, provided for herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement or Annex A thereto.

2.            Amendment to Section 1.9(c) of the Credit Agreement. Section 1.9(c) of the Credit Agreement is hereby amended as of the First Amendment Effective Date (as hereinafter defined) by deleting such section in its entirety and replacing it with the following:

“(c)        If Borrowers pay after acceleration or prepay all or any portion of the Term Loan, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, or if the Term Loan Commitment is otherwise terminated, in any case prior to January 13, 2008, subject to the proviso in Section 1.3(c), Borrowers shall pay to Agent, for the benefit of Term Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder, an amount equal to the Applicable Percentage (as defined below) multiplied by the sum of the principal amount of the Term Loan paid after acceleration or prepaid; provided, however, that the Requisite Term Lenders may elect, by written notice to Agent prior to the date of any mandatory prepayment of the Term Loan, to decline such mandatory prepayment of the Term Loan. As used herein, the term “Applicable Percentage” shall mean (x) one and one-half percent (1.50%), in the case of any such payment or prepayment made on or prior to April 13, 2007, and (y) one percent (1.00%), in the case of any such payment or prepayment made after April 13, 2007 but prior to January 13, 2008. The Credit Parties agree that the Applicable Percentages are a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Term Loan Commitments.”

3.            Amendment to Section 6.8(e) of the Credit Agreement. Section 6.8(e) of the Credit Agreement is hereby amended as of the First Amendment Effective Date by adding the following proviso at the end thereof:

“provided, further, that Borrowers may sell and transfer or otherwise dispose of assets in connection with the closing and sale of those stores listed on Schedule 1 to the First Amendment, so long as such sale or other disposition otherwise complies with each of the conditions set forth in clauses (iii), (iv) and (vi) – (xi) of this Section 6.8(e) as reasonably determined by Agent, and such store closures shall not be included in clause (i) of this Section 6.8(e) for any purpose.”

4.	Amendments to Annex A of the Credit Agreement.

(a)          Annex A of the Credit Agreement is hereby amended by inserting the following new definition in alphabetical order therein:

“First Amendment” means the First Amendment to Credit Agreement, dated as of December 26, 2006, among Agent, Lenders and Borrowers, and acknowledged and agreed to by each of the other Credit Parties.

“First Amendment Effective Date” means the date on which the conditions precedent to the effectiveness of the First Amendment are satisfied, which date is December 26, 2006.

(b)          Annex A of the Credit Agreement is hereby amended as of the First Amendment Effective Date by amending and restating the definition of “Covenant Testing Event” in its entirety to read as follows:

“‘Covenant Testing Event” means (a) from the First Amendment Effective Date to and including February 15, 2007, any time Excess Availability is less than (i) $30,000,000 for four (4) consecutive days or (ii) $25,000,000 on any day; and (b) after February 15, 2007, any time Excess Availability is less than (i) $35,000,000 for four (4) consecutive days or (ii) $30,000,000 on any day.”

5.	Financial Statements.

(a)          The Borrowers have informed Agent that, due to certain continuing ongoing governmental investigations, Eisner LLP has been unable to complete its annual audit of the Borrowers for the 2005 Fiscal Year and therefore the Borrowers will be unable to deliver their audited consolidated balance sheets as of January 29, 2005 and the related deliveries within the time frame required by Section 5.12 of the Credit Agreement, as such time frame was extended pursuant to those certain Limited Waivers to the Credit Agreement, dated as of June 30, 2005, December 5, 2005, March 28, 2006, June 29, 2006 August 4, 2006, and have requested that Agent and Requisite Lenders extend the date for such delivery to June 30, 2007. Effective as of the First Amendment Effective Date, Agent and Requisite Lenders hereby permanently waive the requirement that the Borrowers deliver audited consolidated balance sheets as of January 29, 2005 and related deliveries which otherwise are required pursuant to Section 5.12 of the Credit Agreement.

(b)          The Borrowers have informed Agent that, due to certain continuing ongoing governmental investigations, Eisner LLP has been unable to complete its annual audit of the Borrowers for the 2006 Fiscal Year and therefore the Borrowers will be unable to deliver their audited consolidated balance sheets as of January 28, 2006 and the related deliveries within the time frame required by Section 4.1(a) and Section (d) of Annex E of the Credit Agreement, as such time frame was extended pursuant to those certain Limited Waivers to the Credit Agreement, dated as of June 29, 2006 and as of August 4, 2006, and have requested that Agent and Requisite Lenders extend the date for such delivery to June 30, 2007. Effective as of the First Amendment Effective Date, Agent and Requisite Lenders hereby consent to extend the date by which the Borrowers’ audited consolidated balance sheets as of January 28, 2006 and related deliveries shall be delivered to Agent and Lenders under Section 4.1(a) and Section (d) of Annex E to June 30, 2007; provided, that such audited consolidated balance sheets shall not be required to include results for the period commencing with the first day of the 2005 Fiscal Year up to the Effective Date.

(c)          The Borrowers have informed Agent that, due to certain continuing ongoing governmental investigations, Eisner LLP will be unable to complete its annual audit of the Borrowers for the 2007 Fiscal Year in a timely manner and therefore the Borrowers will be unable to deliver their audited consolidated balance sheets as of February 3, 2007 and the related deliveries within the time frame required by Section 4.1(a) and Section (d) of Annex E of the Credit Agreement, and have requested that Agent and Requisite Lenders extend the date for such delivery to June 30, 2007. Effective as of the First Amendment Effective Date, Agent and Requisite Lenders hereby consent to extend the date by which the Borrowers’ audited consolidated balance sheets as of February 3, 2007 and related deliveries shall be delivered to Agent and Lenders under Section 4.1(a) and Section (d) of Annex E to June 30, 2007.

6.            Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, each of the Credit Parties, jointly and severally, makes the following representations and warranties to Agent and Lenders:

(a)          The execution, delivery and performance of this Amendment and the performance of the Credit Agreement by such Credit Party: (i) are within such Person’s corporate, limited liability company or limited partnership power, as applicable; (ii) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (iii) do not contravene any provision of such Person’s charter, bylaws or partnership or operating agreement as applicable; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority by which such Person or its assets are bound; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, material lease, material agreement or other material instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person.

(b)          This Amendment has been duly executed and delivered by or on behalf of such Credit Party.

(c)          This Amendment constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms.

(d)          No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

(e)          The representations and warranties of such Credit Party contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the First Amendment Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

7.            No Other Amendments/Waivers. Except as expressly provided herein, (a) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with its terms and (b) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which the Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

8.            Waiver of Claims. Each of the Credit Parties hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, “Claims”), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the date hereof; provided that, such Credit Party does not waive any Claim solely to the extent such Claim relates to the Agent’s or any Lender’s gross negligence or willful misconduct.

9.            Expenses. Each Borrower hereby reconfirms its respective obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Agent, for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

10.          Effectiveness. This Amendment shall become effective as of the date hereof (the “First Amendment Effective Date”) only upon satisfaction in full in the judgment of Agent of each of the following conditions:

(a)          Amendment. Agent shall have counterpart signature pages of this Amendment duly executed and delivered by each of Agent, Requisite Lenders and the Credit Parties.

(b)          Payment of Fees and Expenses. Borrowers shall have paid to Agent for the pro rata account of each Lender who executes this Amendment and delivers such Amendment to Agent on or prior to 4 p.m. New York time, December 28, 2006 a non-refundable cash amendment fee equal to ten (10) basis points times the aggregate Commitments of such Lender. Additionally, Borrowers shall have paid to Agent all costs, fees and expenses invoiced and owing in connection with this Amendment and the other Loan Documents and due to Agent (including, without limitation, reasonable legal fees and expenses).

(c)          Amendment to Supplemental Real Estate Facility. Agent shall have received evidence that Borrowers have received a duly executed amendment to the Supplemental Real Estate Facility, in form and substance reasonably satisfactory to Agent.

(d)          Representations and Warranties. The representations and warranties of the Credit Parties in this Amendment shall be true and correct on and as of the First Amendment Effective Date and the date hereof, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

11.          GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.          Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWERS THE PENN TRAFFIC COMPANY
By:	/s/
Name: Title:

PENNY CURTISS BAKING COMPANY, INC
By:	/s/
Name: Title:

BIG M SUPERMARKETS, INC.
By:	/s/
Name: Title:

LENDERS GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender
By:	/s/
Duly Authorized Signatory

JPMORGAN CHASE BANK, N.A., as Syndication Agent and Lender
By:	/s/
Name: Title:

BANK OF AMERICA, N.A. as Lender
By:	/s/
Name: Title:

THE CIT GROUP/BUSINESS CREDIT, INC. as Documentation Agent and Lender
By:	/s/
Name: Title:

WACHOVIA CAPITAL CORPORATION (NEW ENGLAND) (f/k/a CONGRESS FINANCIAL CORPORATION (NEW ENGLAND), as Lender
By:	/s/
Name: Title:

The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers.

SUNRISE PROPERTIES, INC.
By:	/s/
Name: Title:

PENNWAY EXPRESS, INC.
By:	/s/
Name: Title:

COMMANDER FOODS INC.
By:	/s/
Name: Title:

P AND C FOOD MARKETS INC. OF VERMONT
By:	/s/
Name: Title:

P.T. DEVELOPMENT, LLC
By:	/s/
Name: Title:

P.T. FAYETTEVILLE/UTICA, LLC
By:	/s/
Name: Title: